Exhibit 23.4

Consent of Independent Registered Public Accounting Firm

II-VI Incorporated

Saxonburg, Pennsylvania

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated June 14, 2019, relating to the consolidated financial statements and schedule of Finisar Corporation appearing in Finisar Corporation’s Annual Report on Form 10-K for the year ended April 28, 2019.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP
San Jose, California

May 4, 2021